The AllianceBernstein Portfolios
-	AllianceBernstein Wealth Appreciation Strategy
-	AllianceBernstein Balanced Wealth Strategy
-	AllianceBernstein Conservative Wealth Strategy
-	AllianceBernstein Tax-Managed Wealth
Appreciation Strategy
-	AllianceBernstein Tax-Managed Balanced
Wealth Strategy
-	AllianceBernstein Tax-Managed Conservative
Wealth Strategy
o	(collectively, the Strategies)
811-05088

77.D0 - Policies with Respect to Security Investment

Addition of Underlying Portfolios

All Strategies
The Strategies allocate, in accordance with their respective investment strategies, varying percentages of their assets to investments in Underlying Portfolios of the AllianceBernstein Mutual Funds, as well as direct investments in equity securities and debt securities, including municipal securities, with respect to the Tax-Managed Strategies. Effective on or about August 4, 2014, the AllianceBernstein Multi-Manager Alternative Strategies Portfolio, a series of the AllianceBernstein Cap Fund, Inc. (the Multi-Manager Portfolio), will be added to the investment allocations of the Strategies. The addition of the Multi-Manager Portfolio is intended to provide additional diversification by seeking returns that are less sensitive to the general direction of the equity markets. The Multi-Manager Portfolio is designed to provide exposure to non-traditional and alternative investment strategies through investments allocated to various subadvisers selected by AllianceBernstein L.P. (the Adviser). These investments will be primarily in four different alternative investment strategies - long-short equity, special situations, credit and global macro.

Tax-Managed Strategies
Effective on or about August 4, 2014, the AllianceBernstein Multi-Asset Real Return Portfolio, a series of the AllianceBernstein Pooling Portfolios (the Real Return Portfolio), will be added to the investment allocations of the Tax-Managed Strategies. The Real
Return Portfolio invests primarily in instruments that the Adviser expects to outperform broad equity markets during periods of rising inflation. The Portfolio invests primarily in inflation-indexed securities, commodity-related equity securities, commodities (primarily through derivative instruments) and real estate securities.

Allocations
As a result of the addition of the Multi-Manager Portfolio to the Strategies, and the Real Return Portfolio to the Tax-
Managed Strategies (together, the Portfolios), each
Strategys portfolio investments are expected to be reallocated according to the target percentages provided in the tables below.



Asset Cla
ss


Underlying Portfo
lio


Target Blend






AllianceBernstein
Wealth Appreciatio
n
Strategy

AllianceBernstei
n
Balanced Wealth
Strategy

AllianceBernstein
Conservative Wealt
h
Strategy
Equity


U.S. Large Cap
Growth


15.25%

9.50%

5.25%



U.S. Value


15.25%

9.50%

5.25%



U.S. Small/Mid-
Cap Growth


5.00%

2.25%

0.75%



U.S. Small/Mid-
Cap Value


5.00%

2.25%

0.75%



International
Growth


13.25%

7.50%

4.00%



International Value


13.25%

7.50%

4.00%











Diversifie
rs


Volatility
Management


14.00%

16.50%

11.50%



Multi-Manager
Alternative
Strategies


12.00%

8.00%

6.00%



Multi-Asset Real
Return


7.00%

4.50%

1.50%



Bond Inflation
Protection


-

7.50%

9.50%











Bond


High-Yield


-

6.50%

-



Global Core Bond


-

18.50%

24.00%



Short Duration


-

-

27.50%



Asset
Class


Investment
Component


Target Blend






AllianceBernstein
Tax-
Managed Wealth
Appreciation  Strat
egy

AllianceBernstei
n
Tax-
Managed Balanc
ed
Wealth Strategy

AllianceBernstein
Tax-
Managed Conservat
ive
Wealth Strategy
Equity


Growth


21.75%

8.75%

5.50%



Value


21.75%

8.75%

5.50%



International
Growth


14.50%

5.75%

3.75%



International Value


14.50%

5.75%

3.75%











Diversifie
rs


Volatility
Management


15.00%

11.00%

9.00%



Multi-Manager
Alternative
Strategies


8.00%

6.00%

4.00%



Multi-Asset Real
Return


4.50%

3.00%

1.00%



Inflation Protected
Municipals


-

10.00%

10.00%











Bond


Intermediate
Municipals


-

41.00%

27.50%



Short Term
Municipals


-

-

30.00%





Based upon current asset and expense levels, the Adviser expects that the Strategies total annual operating expenses will increase at most by 0.13% as a result of the addition of the Multi-Manager Portfolio, and the Real Return Portfolio with respect to the Tax-Managed Strategies.

Payment of Dividends
Effective immediately, each Strategy will distribute investment income dividends annually. Previously, dividends were paid quarterly with respect to AllianceBernstein Balanced Wealth Strategy,
AllianceBernstein Conservative Wealth Strategy,
AllianceBernstein Tax-Managed Balanced Wealth Strategy and AllianceBernstein Tax-Managed Conservative Wealth
Strategy.